As filed with the Securities and Exchange Commission on August 21, 1995

                                                  Registration No. 33-61147
=============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                     ---------------------------

                          AMENDMENT NO. 1 TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                     ---------------------------

                     Bristol-Myers Squibb Company
        (Exact name of registrant as specified in its charter)
                               Delaware
                       (State of incorporation)
                             22-079-0350
                 (I.R.S. Employer Identification No.)
                           345 Park Avenue
                         New York, N.Y. 10154
                            (212) 546-4000
         (Address, including zip code, and telephone number,
  including area code, of registrant's principal executive offices)
                     ---------------------------

    John L. McGoldrick, Esq.                   Alice C. Brennan
    Senior Vice President and                  Vice President and
       General Counsel                         Corporate Secretary
                       Bristol-Myers Squibb Company
                           345 Park Avenue
                         New York, N.Y. 10154
                            (212) 546-4000
      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                               Copy to:
                         Susan Webster, Esq.
                       Cravath, Swaine & Moore
                           Worldwide Plaza
                          825 Eighth Avenue
                         New York, N.Y. 10019
                            (212) 474-1000
                     ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================

PROSPECTUS

                     BRISTOL-MYERS SQUIBB COMPANY

                   2,500,000 Shares of Common Stock
                       Par Value $.10 per Share

          This Prospectus relates to 2,500,000 shares of Common Stock, par value $.10 per share (the "Securities") of Bristol-Myers Squibb Company, a Delaware corporation (the "Company"), issued to the shareholders named herein under the caption "Selling Shareholders" (the "Selling Shareholders") in connection with the acquisition by the Company of Matrix Essentials, Inc., which Securities are being offered for sale pursuant hereto for the account of such Selling Shareholders. This Prospectus is to be used in connection with the sale from time to time by the Selling Shareholders of the Securities.

          The Company has agreed with the Selling Shareholders to register the Securities offered hereby. The Company has also agreed to pay certain fees and expenses incident to such registration, including certain fees and expenses of any attorneys and accountants employed by the Selling Shareholders and certain other costs directly incurred by the Selling Shareholders in connection with the offering of the Securities pursuant hereto. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Securities will be approximately $155,000. The Company intends to keep the registration statement, of which this Prospectus is a part, effective for a period of no longer than 90 days from the date of this Prospectus.

          The Common Stock of the Company is listed on the New York Stock Exchange and the Pacific Stock Exchange. On August 17, 1995 the last sale price on the New York Stock Exchange for one share of Common Stock of the Company was $68.25.

          The Selling Shareholders, their donees or estates, and their respective pledgees and dealers who may purchase from the foregoing, may from time to time sell all or part of the Securities that may be offered by such person hereunder on the New York Stock Exchange, the Pacific Stock Exchange or other securities exchange or over the counter market, at prices and at terms then prevailing or in negotiated transactions or otherwise. The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any sale, are unknown and may vary from transaction to transaction. See "Plan of Distribution" below. It is understood that the Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, such persons effecting resales of Securities purchased and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "Securities Act"), with respect to such sales.

                     ---------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
      ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ---------------------------


                The date of this Prospectus is August  , 1995.

          No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. Neither the delivery of this Prospectus nor any sale of or offer to sell the Securities offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                        AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which certain of the Company's securities are listed.

          This Prospectus forms a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, as the "Registration Statement") which the Company has filed under the Securities Act with respect to the Securities. This Prospectus does not contain all the information otherwise set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 DOCUMENTS INCORPORATED BY REFERENCE


          The Company hereby incorporates by reference (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (ii) its Quarterly Report on Form 10-Q for the three months ended March 31, 1995; (iii) its Current Report on Form 8-K filed with the Commission on May 1, 1995; (iv) its Current Report on Form 8-K filed with the Commission on June 16, 1995, (v) the description of the Common Stock contained in the registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description, (vi) the description of the Rights to Purchase Preferred Stock contained in the Registration Statement on the Company's Form 8-A dated December 10, 1987 and the Company's Form 8 dated July 27, 1989 and (vii) its Proxy Statement and Notice of Annual Meeting of Stockholders for the annual meeting held on May 2, 1995, each of which has been filed with the Commission pursuant to the requirements of the Exchange Act.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, Attention: Corporate Secretary (telephone number: (212) 546-3309).


                     BRISTOL-MYERS SQUIBB COMPANY

          The Company is a world-wide organization engaged primarily in the manufacture and sale of a broad range of pharmaceutical products, medical devices, nonprescription health products, toiletries and beauty aids. The Company's principal business segments are:

          Pharmaceutical Products, including prescription medicines, mainly cardiovascular, anti-infective and anti-cancer drugs, central nervous system drugs and other pharmaceutical products;

          Medical Devices, including orthopaedic implants, ostomy and wound care products, surgical instruments and other medical devices;

          Nonprescription Health Products, including infant formulas and other nutritional products, analgesics, cough/cold remedies and skin care products; and

          Toiletries and Beauty Aids, including haircoloring and hair care preparations, deodorants, anti-perspirants, toiletries and other beauty aids.

          All references herein to the Company include Bristol-Myers Squibb Company and its subsidiaries, unless the context otherwise requires.

          The principal executive offices of the Company are located at 345 Park Avenue, New York, New York 10154. Its telephone number is
(212) 546-4000.

                           USE OF PROCEEDS


          The Company will receive no proceeds from the sale of the Securities. All proceeds from the sale of the Securities will be for the account of the Selling Shareholders described below. See "Selling Shareholders" and "Plan of Distribution" described below.


                     DESCRIPTION OF CAPITAL STOCK


Capital Stock

          The following statements with respect to the Company's capital stock are subject to the detailed provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), Bylaws, as amended (the "Bylaws") and the Rights Agreement (defined below). These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation, the Bylaws and the Rights Agreement, each of which are incorporated by reference into this Prospectus.

          The Company's authorized capital stock consists of 1.5 billion shares of common stock, par value $.10 per share (the "Common Stock"), and 10 million shares of preferred stock. As of August 17, 1995, 507,059,921 shares of Common Stock were issued and outstanding (excluding 32,910,712 shares held in treasury) and 19,748 shares of Cumulative Convertible Preferred Stock of the Company, par value $1.00 per share (the "Convertible Preferred Stock") were issued and outstanding.

Common Stock

          The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors of the Company out of funds legally available therefor, subject to the terms of any preferred stock of the Company at the time outstanding.

          The holders of Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. The holders of the Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of the Company, holders of the Common Stock will be entitled to share ratably, together with any participating preferred stock of the Company, in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of indebtedness of the Company, and the aggregate liquidation preference of any preferred stock of the Company then outstanding.

          The outstanding shares of the Company Common Stock are listed on the New York Stock Exchange and the Pacific Stock Exchange. Chemical Bank, 450 West 33rd Street, New York, New York 10001 and Chemical Trust Company of California, 50 California Street-10th Floor, San Francisco, California 94111 are the transfer agents and registrars for the Common Stock.

          The rights of the holders of Common Stock are subject to the rights of the holders of the Convertible Preferred Stock described below. Each share of Common Stock also carries with it an associated Right to Purchase Preferred Stock, also described below.

Cumulative Convertible Preferred Stock

          Dividend Rights. Holders of Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available for payment, annual dividends in an amount per share equal to $2.00. Dividends on shares of Convertible Preferred Stock are payable on the first day of March, June, September and December of each year. Dividends on the Convertible Preferred Stock are cumulative and accrue on a day-to-day basis.

          For so long as the Convertible Preferred Stock is outstanding, the Company may not declare or pay any dividend on Common Stock or redeem or purchase any other preferred stock of the Company or purchase Common Stock, unless full cumulative dividends on the Convertible Preferred Stock have been paid or declared, and funds set apart for payment thereof.

          Conversion Provisions. At the election of the holder thereof, each share of Convertible Preferred Stock is convertible into shares of Common Stock, subject to adjustment as set forth below. As of the date of this Prospectus, each share of Convertible Preferred Stock is convertible into 4.24 shares of Common Stock. With respect to shares of Convertible Preferred Stock called for redemption, conversion rights will expire at the close of business on the date fixed for redemption, unless the Company defaults in the payment of the redemption price.

          No fractional shares will be issued upon conversion, and, in lieu thereof, an adjustment in cash will be made based upon the closing price of Common Stock on the NYSE on the day of conversion.

          The conversion rate will be subject to adjustment in certain events to preserve the relative rights of holders of Convertible Preferred Stock, including certain subdivisions and combinations of Common Stock, certain reclassifications, and certain consolidations and mergers of the Company. Adjustments in the conversion rate will be deferred until cumulative adjustments shall have resulted in a change of the conversion rate by at least one one-hundredth of one share of Common Stock. No payment or allowance will be made upon conversion in respect of any accrued and unpaid dividends.

          Liquidation Rights. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Convertible Preferred Stock then outstanding are entitled to receive $50.00 per share plus all accrued and unpaid dividends.

          Redemption. The Convertible Preferred Stock is redeemable, at the option of the Company, in whole or in part, at the price of $50.00 per share together with accrued and unpaid dividends at the date of redemption. If the Company shall redeem less than all of the outstanding shares of the Convertible Preferred Stock, the Board of Directors of the Company will determine the shares to be redeemed by lot.

          Voting Rights. Each share of Convertible Preferred Stock entitles the holder thereof to one vote per share and, except as otherwise provided by the Certificate of Incorporation or as required by law, the Convertible Preferred Stock and the Common Stock vote as one class except that while holders of shares of Convertible Preferred Stock voting as a class are entitled to elect two directors as provided in the Certificate of Incorporation, such holders are not entitled to participate with the Common Stock in the election of any other directors.

          Without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Convertible Preferred Stock, the Company may not amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws so as to materially affect any of the powers, preferences and rights of Convertible Preferred Stock. The holders of Convertible Preferred Stock have no other voting rights except as may be required by law.

Preferred Stock Purchase Rights

          Each share of Common Stock carries with it an associated right (the "Right") that entitles holders of Common Stock to buy one one-thousandth of a share of a new series of participating preferred stock of the Company at an exercise price of $200 under certain circumstances. The Rights separate from the associated shares of Common Stock and become exercisable only after a person or group acquires beneficial ownership of 20% or more of Common Stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 30% or more of the Common Stock.

          If any person (i) becomes the beneficial owner of 25% or more of Common Stock, other than pursuant to certain tender or exchange offers described in the rights agreement that governs the Rights (the "Rights Agreement," a copy of which has been filed with the Commission and is incorporated by reference herein), (ii) who is a 20% or more stockholder engages in certain self-dealing transactions described in the Rights Agreement or (iii) engages in a merger transaction with the Company in which the Company is the surviving corporation and its shares of Common Stock are not changed or converted, then each Right not owned by such person or related parties will entitle its holder to purchase, at the Right's then-current exercise price, shares of Common Stock (or, in certain circumstances as determined by the Board, cash, property or other securities of the Company) having a value of twice the Right's exercise price. In addition, if the Company is involved in a merger or other business combination transaction with another person in which its shares of Common Stock are changed or converted, or sells 50% or more of its assets or earning power to another person, each Right will entitle its holder to purchase, at the Right's then- current exercise price, common shares of such other person having a value of twice the Right's exercise price.

          The Company is generally entitled to redeem the Rights at a price of one cent per Right at any time until the 15th day following public announcement that a 20% position has been acquired.

                         SELLING SHAREHOLDERS


          Each of the Selling Shareholders was formerly a shareholder of Matrix Essentials, Inc., an Ohio corporation ("Matrix"). On August 5, 1994, Matrix and certain related businesses were acquired by the Company and Matrix became a wholly-owned subsidiary of the Company. The Securities offered hereby were acquired by the Selling Shareholders as consideration for the acquisition of Matrix and such related businesses by the Company.

          The following table sets forth as of August 17, 1995, the name of each of the Selling Shareholders, the nature of his, her or its position, office, or other material relationship to the Company or its subsidiaries, if applicable, and the number of shares of Common Stock which each such Selling Shareholder owned of record as of the date of this Prospectus. The table also sets forth the number of shares of Common Stock owned by each Selling Shareholder that are offered for sale by this Prospectus and the number of shares of Common Stock to be held by each such Selling Shareholder assuming the sale of all the Securities offered hereby. The Company may supplement this Prospectus from time to time to disclose the names, relationships to the Company and holdings of Securities of additional Selling Shareholders. No statement contained herein nor the delivery of this Prospectus in connection with a sale by any Selling Shareholder shall be deemed an admission by the Company or such Selling Shareholder that such Selling Shareholder is in a control relationship with the Company within the meaning of the Securities Act.

                                                  Maximum
                                                  Number of      Number of
                                 Number of        of Shares    Shares of Common
       Name and                  Shares of       to be Sold   Stock to be Held
      Relationship              Common Stock      Pursuant      Assuming Sale
       to Company               Owned as of        to this    of all the Shares
        if any(1)             August 17, 1995     Offering(2)   Offered Hereby
----------------------------  ---------------    -----------  -----------------

 1. Arnold M. Miller Included
    Marital Trust f/b/o
    Sydell L. Miller u/a dtd
    7/6/78.                      2,905,603         2,340,546        565,057

 2. David A. Cook, Vice
    President of Matrix.(3)         73,627            18,627         55,000

 3. Jeffrey J. Kunz, Vice
    President of Matrix.            73,627            24,698         48,929

 4. Dennis E. Lubin, Vice
    President of Matrix.            73,627            24,740         48,887

 5. Robert G. Markey.(4)            73,627            24,740         48,887

 6. D. Scott Miller,
    Vice President of Matrix.       73,627            24,698         48,929

 7. Robert C. Miller, Vice
    President of Matrix.(5)         36,766            12,355         24,411

 8. Sydell L. Miller,
    Chairman of Matrix.          1,418,167            16,850      1,401,317

 9. Stacie Halpern.                  4,012             4,012              0

10. Lauren Spilman.                  4,012             4,012              0

11. Stacie Halpern Trust
    u/a dtd 7/11/89.               237,904             2,361        235,543

12. Lauren Spilman Trust
    u/a dtd 7/11/89.               237,904             2,361        235,543

------------------------------
 (1) Except as otherwise noted, none of the Selling Shareholders has any relationship with the Company other than as a shareholder.
 (2) In the event that certain Selling Shareholders elect not to dispose of the maximum number of shares set forth opposite their names below pursuant hereto, the amount not so disposed of may be used by the remaining Selling Shareholders to increase on a pro rata basis the maximum number of Shares that may be sold by each of them; provided, however, that in no event will the total number of Shares offered hereby exceed 2,500,000.
 (3) Up to 1,127 of the shares to be sold by or for the benefit of Mr. Cook may be sold by Maxus Foundation and up to an additional 10,000 may be sold by a charitable remainder unitrust (as defined at Section 664(d)(2) of the Internal Revenue Code) established by Mr. Cook.
 (4) Mr. Markey is an attorney and member of the law firm of Baker & Hostetler. Mr. Markey and Baker & Hostetler have in the past represented and continue to represent Matrix in a variety of matters. Of the shares of Common Stock proposed to be sold by Mr. Markey, up to 1,000 may be donated by Mr. Markey to the Jewish Community Federation of Cleveland and sold in this offering.
 (5) Includes up to 1,200 shares of Common Stock which may be donated by Mr. Miller to Grace Church of St. Louis and sold in this offering.

                         PLAN OF DISTRIBUTION

          The Securities may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. The Selling Shareholders have informed the Company that they expect to engage Bear Stearns & Co. Inc. ("Bear Stearns") to act on their behalf to sell the Securities. Such sales may be made on the New York Stock Exchange, the Pacific Stock Exchange, on any other exchange on which the Common Stock is traded (each, an "Exchange") or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold by one or more of the following methods: (a) a block trade in which Bear Stearns will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by Bear Stearns as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the applicable Exchange; and (d) ordinary brokerage transactions and transactions in which Bear Stearns solicits purchasers. In effecting sales, Bear Stearns may arrange for other brokers or dealers to participate in the resales.

          In connection with distributions of the Securities or otherwise, the Selling Shareholders may enter into hedging transactions with Bear Stearns or other broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Securities short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to such broker-dealer of the Securities offered hereby, which Securities such broker-dealer may resell pursuant to this Prospectus. The Selling Shareholders may also pledge the shares registered hereunder to Bear Stearns or another broker or dealer and, upon a default, Bear Stearns or such other broker or dealer may effect sales of the pledged Securities pursuant to this Prospectus. In addition, any Securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

          Bear Stearns may receive compensation in the form of customary brokerage commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with sales pursuant hereto. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

          Certain costs, expenses and fees in connection with the registration of the Securities, including certain costs of legal counsel for the Selling Shareholders, will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Securities will be borne by the Selling Shareholders, as may a portion of the costs of legal counsel for the Selling Shareholders. The Selling Shareholders have agreed to indemnify the Company, all other prospective holders of the shares registered hereby or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Securities pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders, all other prospective holders of the shares registered hereby or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Securities pursuant to this Prospectus, including liabilities arising under the Securities Act.


                               EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                      VALIDITY OF THE SECURITIES

          The validity of the Securities offered hereby was passed upon for the Company by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, special counsel to the Company.

           PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         SEC registration fee.................................   $59,159
         Stock exchange listing fees .........................    33,200*
         Accounting fees......................................    10,000*
         Legal fees...........................................    45,000*
         Qualification under state securities laws............     5,000*
         Miscellaneous........................................     2,641*
                                                                $155,000*
                                                                =========

------------------
*  Estimated.


Item 15.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, hereinafter a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Under the terms of the Bylaws of the Company and subject to the applicable provisions of the laws of the State of Delaware, the Company has so indemnified each of its directors and officers, and any employee of the Company who, at the Company's request, has served as a director or officer of another corporation in which the Company owns capital or of which it is a creditor, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company, or of serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation of the Company eliminates the liability of directors of the Company to the extent permitted by the DGCL.

          The Company has an insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company and its majority owned subsidiaries for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expenses incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.


Item 16.  Exhibits


     3.1 Restated Certificate of Incorporation of the Company, including the Certificate of Designations for the Convertible Preferred Stock (filed as Exhibit 4(a) to the Registration Statement on Form S-3 (No. 33-33682) filed on March 7, 1990 and incorporated herein by reference).*

     3.2    Bylaws of the Company, as amended through May 4, 1993
            (filed as Exhibit 3b to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed on March 29, 1995 and incorporated herein by reference).*

     4.1 Registration Rights Agreement dated as of August 5, 1994 among the Company and the Selling Shareholders.**

     4.2 Rights Agreement, dated as of December 4, 1987 between the Company and Manufacturers Hanover Trust Company, as Rights Agent, as amended (filed as Exhibit 1 to the Registration Statement on Form 8-A dated December 10, 1987 and Exhibit 1 to the Registration Statement on Form 8 dated July 27, 1989, each of which are incorporated herein by reference).*

     5      Opinion of Cravath, Swaine & Moore, special counsel of the
            Company.**

     23.1 Consent of Cravath, Swaine & Moore, special counsel of the Company (included in Exhibit 5).

     23.2   Consent of Price Waterhouse LLP.

     24     Powers of Attorney.**


-----------------------
 * Incorporated by reference.
** Previously filed.

Item 17.  Undertakings.

          A. Undertaking Pursuant to Rule 415.

          The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
     Statement:

               (i) to include any prospectus required by Section
          10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Undertaking in Respect of Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of August, 1995.


                              BRISTOL-MYERS SQUIBB COMPANY,

                             by
                                 /s/ Charles A. Heimbold, Jr.
                                 -----------------------------
                                 Name:  Charles A. Heimbold, Jr.
                                 Title: President, Chief Executive
                                        Officer, Chairman of the
                                        Board and Director


          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement (on Form S-3) has been signed by the following persons in the capacities and on the date indicated:


Signature                          Title                         Date
---------                          -----                         ----

                                   President, Chief Executive    8/21/95
                                   Officer, Chairman of the
                                   and Director (principal
/s/ Charles A. Heimbold, Jr.       executive officer)
----------------------------
Charles A. Heimbold, Jr.


                                   Corporate Staff Senior Vice   8/18/95
                                   President and Chief Financial
                                   Officer (principal finanical
/s/ Michael F. Mee                 officer)
-------------------
Michael F. Mee


                                   Corporate Staff Vice          8/18/95
                                   President and Controller
                                   (principal accounting
/s/ Frederick S. Schiff            officer)
------------------------
Frederick S. Schiff

Signature                          Title                         Date
---------                          -----                         ----

                                  Director
          *
--------------------
Robert E. Allen


                                  Executive Vice
                                  President and
                                  Director
          *
----------------------
Michael E. Autera




                                  Director
          *
-----------------------
Ellen V. Futter



                                  Director
          *
-----------------------
Louis V. Gerstner, Jr.




                                  Director
          *
-----------------------
John D. Macomber



                                  Director
          *
-----------------------
James D. Robinson III




                                  Director
          *
----------------------
Andrew C. Sigler

Signature                          Title                         Date
---------                          -----                         ----


                                  Director
          *
-----------------------
Louis W. Sullivan, M.D.



                                  Director
          *
-------------------
Kenneth E. Weg


*By /s/ Alice C. Brennan                                         8/21/95
   --------------------
     Alice C. Brennan
     Attorney-in-Fact

                            EXHIBIT INDEX


                                                                 Sequentially
Exhibit No.         Description                                 Numbered Page
-----------         -----------                                 -------------

   3.1              Restated Certificate of Incorporation             *
                    of the Company, including the Certificate of Designations for the Convertible
                    Preferred Stock (filed as Exhibit 4(a)
                    to the Registration Statement on
                    Form S-3 (No. 33-33682) filed on
                    March 7, 1990 and incorporated herein
                    by reference).**

   3.2              Bylaws of the Company, as amended                 *
                    through May 4, 1993 (filed as
                    Exhibit 3b to the Annual Report on
                    Form 10-K for the fiscal year ended
                    December 31, 1994 filed on March
                    29, 1995 and incorporated herein by
                    reference).*

   4.1              Registration Rights Agreement dated               **
                    as of August 5, 1994 among the
                    Company and the Selling
                    Shareholders.**

   4.2              Rights Agreement, dated as of                     *
                    December 4, 1987 between the
                    Company and Manufacturers Hanover
                    Trust Company, as Rights Agent, as
                    amended (filed as Exhibit 1 to the
                    Registration Statement on Form 8-A
                    dated December 10, 1987 and Exhibit
                    1 to the Registration Statement on
                    Form 8 dated July 27, 1989, each of
                    which are incorporated herein by
                    reference).*

   5                Opinion of Cravath, Swaine & Moore,               **
                    special counsel of the Company.**

   23.1             Consent of Cravath, Swaine & Moore,
                    special counsel of the Company
                    (included in Exhibit 5).

   23.2             Consent of Price Waterhouse LLP.

   24               Powers of Attorney.**                             **


----------------------
*  Incorporated by reference.
** Previously filed.